Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSRS (the “Report”) for the period ended December 31, 2022 (the “Form N-CSRS”) of Popular Income Plus Fund, Inc. (the “Company”).

I, Juan O. Guerrero Preston, the President of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSRS for the period ended December 31, 2022 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 6, 2023

By:	/s/ Juan O. Guerrero Preston
Juan O. Guerrero Preston
Principal Executive Officer/President

Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSRS (the “Report”) for the period ended December 31, 2022 (the “Form N-CSRS”) of Popular Income Plus Fund, Inc. (the “Company”).

I, James Gallo, the Chief Financial Officer/Treasurer of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSRS for the period ended December 31, 2022 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 6, 2023

By:	/s/ James Gallo
James Gallo
Principal Financial Officer/Treasurer